REGISTRATION NO. 33-____

                         Form S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES URITIES ACT OF 1933

                    SYSCO CORPORATION
     (Exact name of registrant as specified in its charter)


           Delaware                         71-1648137
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)       Identification No.)


           1390 Enclave Parkway, Houston, Texas 77077-2099
         (Address of Principal Executive Offices) (Zip Code)

                         Sysco Corporation
                      1991 Stock Option Plan
                     (Full title of the plan)


                Thomas P. Kurz, General Counsel
                         Sysco Corporation
                       1390 Enclave Parkway
                    Houston, Texas  77077-2027
             (Name and address of agent for service)

                              (713) 584-1390
    (Telephone number, including area code, of agent for service)

                            Copies to:

                       Jonathan Golden, Esq.
                     Arnall Golden & Gregory
                     1201 West Peachtree Street
                     2800 One Atlantic Center
                    Atlanta, Georgia  30309-3400
                           (404) 873-8500

                     Calculation of Registration Fee*
_________________________________________________________________
                            Proposed     Proposed
Title of                    maximum      maximum
securities     Amount       offering     aggregate   Amount of
to be          to be        price        offering    registration
registered     registered   per share    price       fee
_________________________________________________________________
Common
Stock,
$1.00 par      8,000,000    $33.1875   $265,500,000  $91,551.73
value          shares


* Calculated pursuant to Rule 457(h), based upon the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on February 23, 1996.

  This Registration Statement hereby incorporates by reference the contents of the Registrant's Registration Statement on Form
  S-8, File Number 33-45820.


The following Exhibits are furnished as part of this Registration
Statement:

                          EXHIBITS

EXHIBIT NO.                   DESCRIPTION

   5       Opinion of Arnall Golden & Gregory regarding legality

  24(a)    Consent of Arnall Golden & Gregory
            (included as part of Exhibit 5 hereto)

  24(b)    Consent of Arthur Andersen LLP

  25       Power of Attorney (contained on signature page)

                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on February 23, 1996.


                   SYSCO CORPORATION
                   By:  Bill M. Lindig

                   Bill M. Lindig
                   -----------------------------
                   Bill M. Lindig
                   President and Chief Executive
                   Officer


                      POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bill M. Lindig and John K. Stubblefield, Jr., and each of them individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such individual and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitutes of said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities set forth below and on the date indicated above.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND
DIRECTORS:


Bill M. Lindig                President, Chief Executive Officer
-------------------------     and Director (principal executive
Bill M. Lindig                officer)

John K. Stubblefield, Jr.     Senior Vice President and Chief
-------------------------     Financial Officer (principal
John K. Stubblefield, Jr.     financial and accounting officer)

John F. Woodhouse             Chairman of the Board of Directors
-------------------------
John F. Woodhouse

John W. Anderson              Director
-------------------------
John W. Anderson

John F. Baugh                 Director
-------------------------
John F. Baugh

Colin G. Campbell             Director
-------------------------
Colin G. Campbell

Charles H. Cotros             Director
-------------------------
Charles H. Cotros

Frank A. Godchaux III         Director
-------------------------
Frank A. Godchaux III

Jonathan Golden               Director
-------------------------
Jonathan Golden

Donald J. Keller              Director
-------------------------
Donald J. Keller

Richard G. Merrill            Director
-------------------------
Richard G. Merrill

Donald H. Pegler, Jr.         Director
-------------------------
Donald H. Pegler, Jr.

Frank H. Richardson           Director
-------------------------
Frank H. Richardson

Phyllis S. Sewell             Director
-------------------------
Phyllis S. Sewell

Arthur J. Swenka              Director
-------------------------
Arthur J. Swenka

Thomas B. Walker, Jr.         Director
-------------------------
Thomas B. Walker, Jr.